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© 2007 American Capital. All Rights Reserved. Nasdaq: ACAS Offer to Amend Eligible Options August 2007 Exhibit 99.a(1)I

Nasdaq:
ACAS
Disclaimer –The Offering Memorandum Governs
This presentation is intended only to provide an
overview of the issues and give you an opportunity
to ask questions.
The actual “Offer” is strictly limited to the terms and
conditions specified in the Offering Memorandum
filed with the Securities and Exchange Commission
on August 29, 2007.
In the event of a conflict between this presentation
and the Offering Memorandum, the Offering
Memorandum will control.

Nasdaq:
ACAS
Section 409A and Stock Options--Background
Section 409A was added to the Internal Revenue Code by the
American Jobs Creation Act of 2004 to address some perceived abuses associated with nonqualified deferred compensation
arrangements.
Section 409A applies to certain equity-based compensation
arrangements, including “discounted” options. Under final
IRS regulations that will become effective on January 1, 2008, an option generally is considered discounted if its exercise price is, or ever could be, less than the fair market value of the underlying stock on the date of grant.
Generally, discounted stock options that vested before January
1, 2005 are not subject to Section 409A.

Nasdaq:
ACAS
Tax Treatment of Discounted Options
Pursuant to Section 409A, the difference between the exercise price and fair market value at the end of the year of vesting of a discounted option is:
Subject to federal income tax in the year that the option vests
(regardless of whether or not it is exercised in that year);
Subject to an additional 20% federal income tax;
Subject to interest penalties; and
Possibly subject to additional state taxes.
In other words, an aggregate 55% or greater marginal tax rate is possible.
Such taxes may apply in future years to subsequent increases in the spread of a vested discounted stock option.

Nasdaq:
ACAS
Which ACAS Options are Considered
Discounted for 409A Purposes?
Stock options granted under our 2003 and 2004
Stock Option Plans that:
had their exercise prices reduced by the amount of
ACAS dividends; and
vested or are scheduled to vest after December 31,
2004
are considered discounted options
for purposes of
Section 409A under final IRS regulations that will
become effective on January 1, 2008.

Nasdaq:
ACAS
Example
Assume an option to purchase 500 shares granted under the
2003 Stock Option Plan on June 1, 2003.
Assume the original exercise price was $20, but due to a
reduction in the exercise price to account for ACAS
dividends the current exercise price is $15.
Assume a five-year vesting schedule.
Assume that no part of the option has been exercised.
Conclusion:
400 of these options may be subject to Section
409A because they (1) have an  exercise price that is less
than the fair market value on the date of grant and (2)
vested, or will vest, after 12/31/04.

Nasdaq:
ACAS
Example (Cont’d)
Assume that, as of 12/31/08, ACAS’ stock price = $40.
2008 409A Estimated Impact
W-2 Ordinary Income = $10,000
(400 shares * ($40 FMV - $15 exercise price))
Fed Ordinary Income Tax $3,500*
409A 20% Penalty Tax $2,000
409A Interest Tax $126**
Total Tax: $5,626
Tax due will be recalculated each year until exercise or expiration of the option, based on any increases in the value of the underlying shares (no offset for decreases in value).
* Note that this example uses the highest federal income tax rate and excludes FICA taxes and potential parallel state taxes. Some states, e.g., California, have adopted penalty tax provisions similar to those under Section 409A.
** Assumes an interest tax rate under Section 409A of 4.5% and a 35% federal income tax rate.
Rate is subject to change based on changes in applicable federal interest rate. Further assumes (i) ACAS stock price equals $25 on 12/31/05, $30 on 12/31/06, and $35 on 12/31/07,
and (ii) payment of 2008 taxes on 4/15/09.

Nasdaq:
ACAS
Amend unexercised Eligible Options (defined shortly) to increase the exercise price
New exercise price will equal the fair market value (closing price)
on the date of grant (i.e., the original exercise price of the option).
All other terms will remain the same (including number of shares, vesting schedule and expiration date); and
Make a cash payment mid-January 2008
Equal to the difference, as of August 21, 2007, in the Black-Scholes values of an option with the exercise price equal to fair market value on the date of grant and an option with the reduced exercise price.
The cash payment is being calculated using the Black-Scholes value because that methodology is not expected to require
American Capital to record additional compensation expense in its financial statements.
The Offer

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ACAS
Eligible Optionees
The Offer is available only to “Eligible Optionees.”
An Eligible Optionee is an individual who has been
granted an Eligible Option
(defined shortly) and who
is an employee (but not an executive officer) for the
duration of the Offer.
If the employment of an Eligible Optionee terminates
prior to the close of the Offer, he or she will no
longer be an Eligible Optionee.

Nasdaq:
ACAS
Eligible Options
Eligible Options subject to the Offer are portions of certain options granted under the 2003 and 2004 Employee Stock
Option Plans that had their exercise prices reduced by the
amount of dividends paid by ACAS.  They must be:
beneficially owned by the Eligible Optionee;
unvested as of 12/31/04; and
outstanding (unexercised or not otherwise terminated)
at the close of the Offer.
If you accept the Offer, all of your Eligible Options will be amended.

Nasdaq:
ACAS
Other Options
Other Options
are those that do not meet the criteria
of Eligible Options and are excluded from the Offer.
They may :
have vested on or before 12/31/04;
have already been exercised;
have expired or otherwise been cancelled;
be beneficially owned by someone other than the
Eligible Optionee; or
have an exercise price equal to the fair market value
on the date of grant.

Nasdaq:
ACAS
What if I Elect Not To Participate In The Offer?
Potential Tax Impact:
Federal income taxation prior to exercise
20% additional federal income tax
Federal interest taxes
Parallel adverse state income tax consequences (if
applicable)
Tax due may increase each year until exercise or
expiration of the Eligible Options.
This proposal is a one-time offer to help minimize or
avoid adverse tax consequences.

Nasdaq:
ACAS
How Do I Participate?
Tender Offer Begins: August 29, 2007
Tender Offer Expires: October 1, 2007
All elections MUST be received by 11:59 PM (Eastern Time)
on October 1, 2007
Late submissions WILL NOT be accepted
To “tender” and accept the Offer, simply submit your completed personalized election form in person, by fax or overnight delivery, or via e-mail to Sandra Sussman in the HR Department.
Participation is voluntary, but all Eligible Optionees must timely submit a valid election form.
You may change your election by sending in a new election form before the Offer expires.
A confirmation statement will be sent to you within 3 business days after receipt of each election form you submit.

Nasdaq:
ACAS
Tender Offer Documents and Personalized
Election Form
You should have received a package that includes:
a cover letter;
a copy of the Offering Memorandum (including FAQs);
and
your personalized election form.
A Confirmation Statement will be mailed to you
within 3 business days of receiving your election
form.
A Final Election Confirmation Statement will be sent
to you within 3 business days after the Expiration
Time.

Nasdaq:
ACAS
Key Terms of the Offer
If you accept the Offer, all of your Eligible Options will be amended; you may not elect to amend some but not other
Eligible Options.
Other Options are not subject to the Offer and will not be
affected.
Participation in the Offer is at your own risk; there is no
guarantee that Eligible Options will not be subject to potential adverse tax consequences.
Acceptance of your election to participate (if applicable) and amendment of your Eligible Options will not occur until after the
Expiration Time.
Acceptance of the Offer gives you no additional right to
continue to remain employed by or in the service of ACAS.

Nasdaq:
ACAS
How Do I Accept the Offer?
Complete your personalized ELECTION FORM
indicating acceptance of the Offer:
Submit your completed personalized Election Form in
person, by fax or overnight delivery, or via e-mail, to Sandra
Sussman in the HR Department.
American Capital must receive the ELECTION FORM
by October 1, 2007 at 11:59 p.m. Eastern Time.
You may reject the Offer by submitting an ELECTION
FORM indicating a rejection of the offer, or failing to
timely complete a valid ELECTION FORM.